EXHIBIT 99.3


The Dress Barn Inc.
Unaudited Pro Forma Consolidated Financial Information

EXPLANATORY NOTE

The following unaudited pro forma consolidated financial information has been derived by the application of pro forma adjustments to the historical consolidated financial statements of Dress Barn and Maurices for the periods indicated. The pro forma adjustments assume the acquisition of Maurices was completed in accordance with the terms of the Stock Purchase Agreement (the "Agreement") dated November 16, 2004, as of July 26, 2003, financed with the combination of the proceeds from the issuance of $115 million of the Company's 2.50% Convertible Senior Notes due 2024, $100 million term loan borrowing under the Company's senior secured credit facility and cash on hand. The pro forma adjustments are based upon available information and upon certain assumptions that we believe are reasonable.

Dress Barn's fiscal year ends on the last Saturday in July of each year, while Maurices' fiscal year ends on the last Saturday in February of each year. In the unaudited pro forma statements of earnings the comparable 53-week and 26-week fiscal period results have been combined in order to provide comparable results for the periods presented. Maurices' unaudited results included in the accompanying unaudited pro forma financial information correlated to its fiscal quarters.

For the required unaudited pro forma statement of earnings for the latest available fiscal year, Dress Barn's statement of earnings for the 53-week period ended July 31, 2004 was used, For Maurices' their latest available fiscal period was the 53-week fiscal period ended August 30, 2004, assuming the acquisition was consummated on July 26, 2003.

For the required unaudited pro forma statement of earnings for the latest available interim period, Dress Barn's statement of earnings for the twenty-six weeks ended January 29, 2005 was utilized. The Company's results for the twenty-six weeks ended January 29, 2005 include the four-week period of operations of Maurices subsequent to the acquisition on January 2, 2005. Therefore, because the latest available information available for Maurices was the nine months ended November 27, 2004, the Company included in the pro forma financial information the last twenty-two weeks of Maurices' operations included in the nine months ended November 27, 2004 financial statements in order to reflect twenty-six weeks of Maurices' operations. The required pro forma balance sheet has been omitted as the applicable information is contained in the Company's Form 10-Q for the six months ended January 29, 2005, to be filed with the Securities and Exchange Commission on or about March 22, 2005.

Management of Dress Barn believes that, on the basis set forth herein, the unaudited pro forma financial information reflects a reasonable estimate of the effects of the Maurices' acquisition based on currently available information. The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what our financial position or results of operations would have been had the Maurices acquisition in fact occurred on the dates assumed nor is it necessarily indicative of the results that may be expected in future periods. The unaudited pro forma consolidated financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto in (1) The Dress Barn Annual Report on Form 10-K/A for the year ended July 31, 2004,
(2) The Dress Barn Quarterly Report on Form 10-Q/A for the 13 weeks ended October 30, 2004, (3) The Dress Barn Quarterly Report on Form 10Q for the 26 weeks ended January 29, 2005, to be filed on or about March 22, 2005 and (4) Maurices consolidated financial statements included in Exhibits 99.1 and 99.2 to this Form 8-K/A.

The Dress Barn Inc.
Unaudited Pro Forma Consolidated Financial Information

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                     In thousands except per share amounts


                                                      53 Weeks Ended
                                         ---------------------------------------------------------------------------------
                                                      Dress Barn
                                             Historical Year-end        Maurices         Pro Forma              Pro Forma
                                                   July 31, 2004   Aug. 28, 2004       Adjustments               Adjusted
                                         ---------------------------------------------------------------------------------

     Net sales                                          $754,903        $366,048                               $1,120,951
     Cost of sales, including
       occupancy and buying costs                        472,198         236,308                                  708,506
                                         ---------------------------------------------------------------------------------
     Gross profit                                        282,705         129,740                                  412,445
     Selling, general and
       administrative expenses                           212,477          91,534               919 (b)            304,930
     Depreciation and amortization                        23,197          10,210             7,177 (c)             40,584
                                         ---------------------------------------------------------------------------------
     Operating income                                     47,031          27,996           (8,096)                 66,931
     Interest income                                       2,204             676                                    2,880
     Interest expense                                    (5,288)               0           (8,160) (d)           (13,448)
     Other income                                          1,526               0                                    1,526
                                         ---------------------------------------------------------------------------------
       Earnings before income taxes                       45,473          28,672          (16,256)                 57,889
     Income tax expense                                   14,541          11,372           (5,933) (e)             19,980
                                         ---------------------------------------------------------------------------------
        Net earnings                                     $30,932         $17,300         ($10,323)                $37,909
                                         =================================================================================

     Earnings per share:
          Basic:                                           $1.05                                                    $1.29
                                         =================================================================================
          Diluted:                                         $1.03                                                    $1.26
                                         =================================================================================

     Average shares outstanding
          Basic:                                          29,413                                                   29,413
                                         ---------------------------------------------------------------------------------
          Diluted:                                        30,120                                                   30,120
                                         ---------------------------------------------------------------------------------

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Information

The Dress Barn Inc.
Unaudited Pro Forma Consolidated Financial Information

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                     In thousands except per share amounts


                                           Twenty-six weeks  Twenty-two weeks
                                                      ended ended
                                                 Dress Barn          Maurices            Pro Forma              Pro Forma
                                              Jan. 29, 2005     Nov. 28, 2004(a)       Adjustments               Adjusted
                                          --------------------------------------------------------------------------------

     Net sales                                     $397,254          $143,531                                    $540,785
     Cost of sales, including
       occupancy and buying costs                   249,948            94,719                                     344,667
                                          --------------------------------------------------------------------------------
     Gross profit                                   147,306            48,812                                     196,118
     Selling, general and
       administrative expenses                      117,701            37,831                  387 (b)            155,919
     Depreciation and amortization                   13,901             4,838                2,986 (c)             21,725
                                          --------------------------------------------------------------------------------
     Operating income                                15,704             6,143              (3,373)                 18,474
     Interest income                                    778               340                                       1,118
     Interest expense                               (3,408)                 0              (3,613) (d)            (7,021)
     Other income                                       763                 0                                         763
                                          --------------------------------------------------------------------------------
       Earnings before income taxes                  13,837             6,483              (6,986)                 13,334
     Income tax expense                               5,051             2,561              (2,550) (e)              5,062
                                          --------------------------------------------------------------------------------
        Net earnings                                 $8,786            $3,922             ($4,436)                 $8,272
                                          ================================================================================

     Earnings per share:
          Basic:                                      $0.30                                                         $0.28
                                          ================================================================================
          Diluted:                                    $0.29                                                         $0.27
                                          ================================================================================

     Average shares outstanding
          Basic:                                     29,639                                                        29,639
                                          --------------------------------------------------------------------------------
          Diluted:                                   30,420                                                        30,420
                                          --------------------------------------------------------------------------------

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Information

The Dress Barn Inc.
Unaudited Pro Forma Consolidated Financial Information


         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The Unaudited Pro Forma Consolidated Financial Information assumes that the Maurices' acquisition actually occurred on July 26, 2003 and was accounted for using the purchase method of accounting. The purchase price was allocated first to the tangible and identifiable intangible assets and then to the liabilities of Maurices based upon their fair market values as set forth in the following table.

                                                                             Amount
                                                                            (000's)
                                                                 -------------------
Calculation of Purchase Price:
Cash consideration to seller                                               $320,000
Reimbursement to seller for certain tax costs                                 9,600
Transaction fees and expenses                                                 4,119
Less cash acquired                                                             (982)
                                                                 -------------------
Total Purchase Price                                                       $332,737
                                                                 ===================

Allocation of Purchase Price:
Current assets, net of cash                                                  $7,788
Inventory                                                                    33,475
Property, plant, and equipment, net                                          75,937
Intangible assets                                                           111,853
Other non-current assets                                                      2,241
                                                                 -------------------
Total assets acquired, net of cash                                          231,294
                                                                 -------------------
Less: Total liabilities assumed                                             (34,331)
                                                                 -------------------
Net assets acquired, net of cash                                            196,963
                                                                 -------------------
Goodwill                                                                   $135,774
                                                                 ===================


Intangible assets and their related fair vales consist of (1) trade names ($106 million), (2) customer relationships ($2.2 million), and (3) proprietary technology ($3.7 million). Trade names have an indefinite life and therefore are not amortized. Customer relationship and proprietary technology constitute the Company's identifiable intangible assets subject to amortization which are amortized on a straight-line basis over their useful lives, determined to be seven and five years, respectively.

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," amortization of goodwill and indefinite life intangible assets is replaced with annual impairment tests. The Company will perform annual impairment tests to determine whether an impairment charge related to the carrying value of the Company's recorded trade names and goodwill is necessary.

The Dress Barn Inc.
Unaudited Pro Forma Consolidated Financial Information


 The following represents changes in cash in connection with the acquisition and related transactions assuming they occurred on July 26 2003, as follows.
                                                                                                   Amount
                                                                                                  (000's)
                                                                                           ---------------
Sources:
Borrowings under the senior secured credit facility (i)                                          $121,271
Convertible Senior Notes (ii)                                                                     115,000
Sale of marketable securities                                                                      97,448
                                                                                           ---------------
Total Sources                                                                                    $333,719
                                                                                           ===============

Uses:
Cash consideration to Seller                                                                     $320,000
Direct transaction fees                                                                             4,119
Reimbursement to Seller for certain tax costs                                                       9,600
                                                                                           ---------------
Total Uses:                                                                                      $333,719
                                                                                           ---------------

                                                                                           ---------------
Net Increase (Decrease) in Cash:                                                                       $0
                                                                                           ===============

         (i) On December 15, 2004, the Company entered into a new senior secured credit facility, consisting of a $100 million term loan and a $150 million revolving credit facility. For the pro forma financial information the senior credit facility was assumed to be in effect as of July 26, 2003. On the assumed date of the completion of the acquisition of Maurices (July 26, 2003), we expected to borrow approximately $21.3 million under the revolving credit facility and $100 million under the term loan, with an additional $43.6 million of the revolving credit facility reserved thereunder to support letters of credit.

         (ii) On December 15, 2004, the Company issued $115 million Convertible Senior Notes with an interest rate of 2.5% that will mature on December 15, 2024. For the pro forma financial information the Convertible Senior Notes were assumed to have been issued July 26, 2003.


(a) Represents the results of operations for the twenty-two weeks of Maurices. The four weeks of operations since the date of the acquisition on January 2, 2005 are already included in Dress Barn's twenty-six weeks ended January 29, 2005 results. Therefore, because the latest available information available for Maurices was the nine months ended November 27, 2004, the Company included in the pro forma financial information using the last twenty-two weeks of Maurices' operations included in the nine months ended November 27, 2004 financial statements in order to reflect twenty-six weeks of Maurices' operations.

(b) Represents fees relating to the revolving credit facility, including for outstanding letters of credit and for the undrawn portion of the revolving credit facility.

(c) Represents amortization of intangibles except for the trade names which were determined to have indefinite lives. The additional depreciation resulting from the increase in the values of the property and equipment from their historical cost to their fair values is also reflected.

The Dress Barn Inc.
Unaudited Pro Forma Consolidated Financial Information



(d) Represents interest expense and amortization of the related financing costs resulting from financing the acquisition described in the Sources and Uses of Cash table above as follows:


                                                                                               53 Weeks       26 Weeks
                                                                                                  Ended          Ended
                                                                                               July 30,    January 29,
         (000's)                                                                                   2004           2005
                                                                                       ----------------- --------------
         Convertible senior notes (1)                                                            $2,963         $1,094
         Senior term loan (2)                                                                     3,657          1,829
         Borrowings under revolving credit facility (3)                                             518            268
         Amortization of deferred financing costs (4)                                             1,022            422
                                                                                       ----------------- --------------
         Total Interest Expense                                                                  $8,160         $3,613
                                                                                       ================= ==============

         (1) Reflects pro forma interest expense on the Convertible Senior Notes assuming $115.0 million of notes issued and an interest rate of 2.50%.

         (2) Reflects pro forma interest expense on the term loan under our senior credit facility assuming an outstanding balance of $100.0 million and an assumed interest rate of LIBOR plus 2.25%. A 0.125% change in interest rates would result in a change in the pro forma interest expense of $0.1 million related to the floating interest rate of the term loan for the 53-week period and a nominal amount in the 26-week period.

         (3) Reflects pro forma interest expense on the outstanding borrowings under our revolving credit facility assuming an average outstanding balance of $12.3 million for the 53-week period and $7.3 million for the 26-week period (based on management's estimated projected cash flows) and an assumed interest rate of LIBOR plus 2.25%. A 0.125% change in interest rates would have nominal impact in the pro forma interest expense related to the floating interest rate of the term loan for both the 53-week period and the 26-week period.

         (4) Reflects amortization of deferred financing fees over the expected term of the related instrument (five years for the senior term loan and twenty years for the Convertible Senior Notes).


(e) Income tax expense (benefit) using the Dress Barn's effective tax rate of 36.5%.